                                                              Exhibit 11


                     ENGINEERED SUPPORT SYSTEMS, INC.
             STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

                                                    Three Months Ended
                                                        January 31
                                               ----------------------------
                                                  2000              1999
                                               ----------        ----------
NET INCOME                                     $2,574,169        $1,388,403
                                               ==========        ==========

BASIC EARNINGS PER SHARE

  Average basic shares outstanding              6,928,043         4,852,342
                                               ==========        ==========

                                                     $.37              $.29
                                               ==========        ==========

DILUTED EARNINGS PER SHARE

  Average basic shares outstanding              6,928,043         4,852,342

  Net effect of dilutive stock options<F1>        150,158           179,997
                                               ----------        ----------
                                                7,078,201         5,032,339
                                               ==========        ==========

                                                     $.36              $.28
                                               ==========        ==========

<F1> Based on the treasury stock method.

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